UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2011

WESTERN REFINING, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32721	20-3472415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

123 W. Mills Ave., Suite 200

El Paso, Texas 79901

(Address of principal executive offices)

(915) 534-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 29, 2011, Western Refining, Inc. (the “Company”) closed on the sale to Plains Marketing, L.P. and Plains Pipeline, L.P., both subsidiaries of Plains All American Pipeline, L.P., of substantially all of its Yorktown assets, including both the terminal and idled refinery, and an 82 mile segment of a 424 mile crude oil pipeline in New Mexico, for approximately $220 million. The Company will retain its East Coast wholesale business and continue to market products in the Mid-Atlantic region. The Company expects to record a non-cash loss on disposition of these assets of $440 to $460 million for the fourth quarter.

On December 29, 2011, the Company issued a press release announcing the closing on its sale of assets. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 2.01 by reference.

Item 8.01 Other Events.

On December 29, 2011, the Company issued a press release announcing that it successfully completed the redemption of its outstanding $275 million Senior Secured Floating Rate Notes due 2014 (the “Notes”) on December 21, 2011. The Notes were redeemed at an aggregate redemption price of $288.75 million (including a 5% premium), plus accrued and unpaid interest from December 15, 2011 to December 21, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.

By:	/s/ Gary R. Dalke
Name:	Gary R. Dalke
Title:	Chief Financial Officer

Dated: December 29, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 29, 2011.